EXHIBIT 10.16


                                SERVICE 1ST BANK
                          SALARY CONTINUATION AGREEMENT


         THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is entered into this 10th day of September 2003, by and between SERVICE 1ST BANK, a state-chartered commercial bank located in Stockton, California (the "Bank"), and ROBERT E. BLOCH (the "Executive").

         The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Bank will pay the benefits from its general assets.

         The Bank and the Executive agree as provided herein.

                                    Article 1
                                   Definitions

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Accrual Balance" means the liability accrued by the Bank, under Generally Accepted Accounting Principles ("GAAP"), for the Bank's obligation to the Executive under this Agreement, by applying Accounting Principles Board ("APB") Opinion 12 as amended by Financial Accounting Standard ("FAS") 106 and the Discount Rate. The Accrual Balance shall be reported annually by the Bank to the Executive on Schedule A.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 3.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4 "Change of Control" means the occurrence of any of the following events with respect to the Bank or, as applicable, its parent holding company Service 1st Bancorp ("Bancorp"):

         (a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as

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              amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Bank or Bancorp, or any stock exchange on which Bancorp's shares are listed which requires the reporting of a change in control;

         (b) any merger, consolidation or reorganization of the Bank or Bancorp in which the Bank or Bancorp does not survive;

         (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Bank or Bancorp having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the Bank or Bancorp, reflected in the most recent balance sheet of the Bank or Bancorp;

         (d) a transaction whereby any "person" (as such term is used in the Exchange Act) or any individual, corporation, partnership, trust or any other entity is or becomes the beneficial owner, directly or indirectly, of securities of the Bank or Bancorp representing twenty-five percent (25%) or more of the combined voting power of the Bank's or Bancorp's then outstanding securities;

         (e) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Bancorp cease for any reason to constitute at least a majority thereof, except in the cases of retirement, disability or death and unless the election, or the nomination for election by the Bank's or Bancorp's shareholder(s), of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period; or

         (f) the shareholder(s) of the Bank or Bancorp approve the sale or transfer of substantially all of the Bank's or Bancorp's assets to parties that are not within a "controlled group of corporations" (as that term is defined in section 1563 of the Code) in which the Bank or Bancorp is a member.

         Notwithstanding the foregoing or anything else contained herein to the contrary, there shall not be a Change in Control for purposes of this Agreement if the event which would otherwise come within the meaning of the term Change in Control involves (i) an Employee Stock Ownership Plan sponsored by Bancorp which plan is the party that acquires "control" or is the principal participant in the transaction constituting a "change in control," as described above, or (ii) a reorganization in which the Bank is merged with and into another wholly-owned bank subsidiary of Bancorp to consolidate operations under the charter of such other bank subsidiary, or (iii) if the individuals who constitute the directors of the Bank or Bancorp at the time a specific transaction described in Section 1.4(b) or 1.4(f) is first presented or disclosed to the Board of Directors of the Bank or Bancorp will, according to the terms of the definitive agreement for the transaction, constitute a majority of the members of the board of directors of the resulting corporation or acquiring person immediately after the transaction, then, before an event that would otherwise constitute a Change in Control shall be deemed to have occurred, such Board of Directors of the Bank or

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Bancorp may determine by majority vote that the specific transaction does not constitute a Change in Control under Section 1.4(b) or 1.4(f).

1.5      "Change of Control Benefit" means the benefit described in Section 2.4.

1.6      "Code" means the Internal Revenue Code of 1986, as amended.

1.7 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

1.8      "Disability Benefit" means the benefit described in Section 2.3.

1.9 "Discount Rate" means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody's, rounded to the nearest 1/4%. The initial Discount Rate is 7.50%. However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.10 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or within twelve (12) months following a Change of Control.

1.11     "Early Termination Benefit" means the benefit described in Section 2.2.

1.12 "Early Termination Date" means the month, day and year in which Early Termination occurs.

1.13     "Effective Date" means June 1, 2003.

1.14 "Normal Retirement Age" means the Executive's sixty-sixth (66th) birthday.

1.15     "Normal Retirement Benefit" means the benefit described in Section 2.1.

1.16 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.17     "Plan Administrator" means the plan administrator described in Article
         7.

1.18     "Plan Year" means each twelve-month period commencing on the Effective
         Date.

1.19 "Schedule A" means the benefit description form attached to this Agreement, which shall be updated by the Plan Administrator annually.

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         If there is a conflict in terms or provisions between the Schedule A and this Agreement, the terms and provisions of this Agreement shall prevail.

1.20     "Termination for Cause" has that meaning set forth in Article 4.

1.21 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.

                                    Article 2
                            Benefits During Lifetime

2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

         2.1.1 Amount of Benefit. The annual Normal Retirement Benefit under this Section 2.1 is FORTY THOUSAND DOLLARS ($40,000).

         2.1.2 Payment of Benefit. The Bank shall pay the Normal Retirement Benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Normal Retirement Benefit shall be paid to the Executive for fifteen
                  (15) years.

2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

         2.2.1    Amount of Benefit. The Early Termination Benefit under this
                  Section 2.2 is the Accrual Balance as of the end of the month prior to the Early Termination Date.

         2.2.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in a lump sum within thirty (30) days following the Early Termination Date.

2.3 Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

         2.3.1    Amount of Benefit. The Disability Benefit under this Section
                  2.3 is the Accrual Balance as of the end of the month prior to Termination of Employment due to Disability.

         2.3.2 Payment of Benefit. The Bank shall pay the Disability Benefit to the Executive in a lump sum within thirty (30) days following Termination of Employment due to Disability.

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2.4      Change of Control Benefit. Upon a Change of Control followed within twelve (12) months by the Executive's Termination of Employment, the Bank shall pay to the Executive the benefit described in this Section
         2.4 in lieu of any other benefit under this Article.

         2.4.1 Amount of Benefit. The annual Change of Control Benefit under this Section 2.4 is the Normal Retirement Benefit amount set forth in Section 2.1.

         2.4.2 Payment of Benefit. The Bank shall pay the annual Change of Control benefit to the Executive in twelve (12) equal monthly installments commencing on the first of the month following Normal Retirement Age. The Change of Control Benefit shall be paid to the Executive for fifteen (15) years.

2.5 Internal Revenue Code Section 280G. If all or any portion of the amounts payable to the Executive pursuant to this Agreement alone or together with other payments which the Executive has the right to receive from the Bank, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by
         Section 4999 of the Code (or similar tax and/or assessment), such amounts payable hereunder shall be reduced to the extent necessary, after first applying any similar reduction in payments to be received from any other plan or program sponsored by the Bank from which the Executive has a right to receive payments subject to Sections 280G and 4999 of the Code, including without limitation any employment agreement made between the Bank and the Executive, so as to cause a reduction of any excise tax pursuant to Section 4999 of the Code to equal "zero".

                                    Article 3
                                  Beneficiaries

3.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank or Bancorp in which the Executive participates.

3.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation

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         Form, all beneficiary designations previously filed shall be cancelled.
         The Plan Administrator shall be entitled to rely on the last
         Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

3.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

3.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

3.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                    Article 4
                               General Limitations

4.1 Termination for Cause shall mean the occurrence of any one or more of the following:

         (a) the willful, intentional and material breach of duty by the Executive in the course of his employment;

         (b) the habitual and continued neglect by the Executive of his employment duties and obligations under this Agreement;

         (c) the Executive's willful and intentional violation of any State of California or federal banking laws, or of the Bylaws, rules, policies or resolutions of Bank or Bancorp and their respective subsidiaries, or of the rules or regulations of the Board of Governors of the Federal Reserve System, California Department of Financial Institutions or the Federal Deposit Insurance Corporation, or other regulatory agency or governmental authority having jurisdiction over Bank or Bancorp;

         (d) the determination by a state or federal banking agency or governmental authority having jurisdiction over Bank or Bancorp that the Executive is not suitable to act in the capacity for which he is employed by Bank;

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         (e)  the Executive is convicted of any felony or a crime involving moral turpitude or commits a fraudulent or dishonest act;

         (f) the Executive discloses without authority any secret or confidential information concerning Bank, Bancorp or their respective subsidiaries or takes any action which the Bank's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with Bank, Bancorp or their respective subsidiaries; or

         (g)  the Executive breaches the terms or provisions of this Agreement.

4.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact, as determined solely by the applicable insurance carrier, on any application for life insurance owned by the Bank on the Executive's life.

                                  Article 5
                         Claims And Review Procedures

5.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         5.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

         5.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         5.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)  The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Agreement on which the denial is based;

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

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                  (d)  An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

                  (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

5.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

         5.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

         5.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         5.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         5.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         5.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)  The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Agreement on which the denial is based;

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other

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                       information relevant (as defined in applicable ERISA
                       regulations) to the claimant's claim for benefits; and

                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 6
                           Amendments and Termination

         This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. Provided, however, if the Bank's Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Bank may amend or terminate this Agreement. Upon such amendment or termination the Bank shall pay benefits to the Executive as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs.

                                  Article 7
                         Administration of Agreement

7.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

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7.4      Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

7.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

7.6 Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

                                  Article 8
                                Miscellaneous

8.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

8.4 Tax Withholding. The Bank shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

8.6 Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to

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         conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Stockton, California, unless otherwise agreed to by the parties.

8.7 Attorneys' Fees and Costs. In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Any obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

8.8 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

8.9 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

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8.10     Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.11 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

8.12 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank.

8.13 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

8.14 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

8.15 Insolvency. If the California Commissioner of Financial Institutions appoints the Federal Deposit Insurance Corporation as receiver for the Bank, all obligations under this Agreement shall terminate as of the date that the Bank is declared insolvent, and Executive and Executive's Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Bank.

8.16 Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                          ____________________________
                          ____________________________
                          ____________________________
                          ____________________________

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

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

              IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.


EXECUTIVE:                               BANK:

                                         SERVICE 1ST BANK

/s/ ROBERT E. BLOCH                      By: /s/ EUGENE C. GINI
----------------------------------          ------------------------------------
Robert E. Bloch                             Eugene C. Gini
                                            Title: Chairman, Executive Committee

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

SERVICE 1ST BANK
Salary Continuation Agreement
BENEFICIARY DESIGNATION FORM
================================================================================


I designate the following as Beneficiary of benefits under the Agreement payable following my death:

Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent: ____________________________________________________________________

________________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:         _______________________________

Signature:    _______________________________     Date: ________________________


Received by the Plan Administrator this _____ day of ___________________, 20___.

By:    _________________________________

Title: _________________________________


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